CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements" in the Preliminary and Definitive Proxy Statements of K2 Digital, Inc. filed with the Securities and Exchange Commission on Schedule 14A, and to the inclusion in said Preliminary and Definitive Proxy Statements of our report dated April 19, 2007 with respect to the financial statements of New Century Structures, Inc. as of December 31 2006 and 2005.



                                            /s/ LIEBMAN GOLDBERG & DROGIN LLP

                                            CERTIFIED PUBLIC ACCOUNTANTS

                                            Garden City, New York

                                            July 2, 2007